As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOYAGER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-3003182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Voyager Therapeutics, Inc.

75 Sidney Street,
Cambridge, Massachusetts

(857) 259-5340

(Address of Principal Executive Offices)

Voyager Therapeutics, Inc. 2015 Stock Option and Incentive Plan

Voyager Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plans)

Steven M. Paul, M.D.

Chief Executive Officer

Voyager Therapeutics, Inc.

75 Sidney Street,
Cambridge, Massachusetts  02139

(Name and Address of Agent For Service)

Copy to:

Mitchell S. Bloom, Esq.

Edwin M. O’Connor, Esq.

Laurie A. Burlingame, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,069,971 shares(3)	$10.18	$10,892,304.78	$1,096.86
Common Stock, $0.001 par value per share	267,492 shares (4)	$10.18	$2,723,068.56	$274.21

(1)               Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Select Market, on March 16, 2016.

(3)               Represents an automatic increase to the number of shares available for issuance under the 2015 Stock Option and Incentive Plan (the “2015 Plan”), effective January 1, 2016. Shares available for issuance under the 2015 Stock Option and Incentive Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 2015 (Registration No. 333-207958).

(4)               Represents an automatic increase to the number of shares available for issuance under the 2015 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2016. Shares available for issuance under the 2015 Employee Stock Purchase Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 2015 (Registration No. 333-207958).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2015 Plan and ESPP.

The number of shares of Common Stock reserved and available for issuance under the 2015 Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the 2015 Plan). Accordingly, on January 1, 2016, the number of shares of Common Stock reserved and available for issuance under the 2015 Plan increased by 1,069,971. This Registration Statement registers these additional 1,069,971 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2015 Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-207958) on November 12, 2015, is effective.

The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2016, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 267,492. This Registration Statement registers these additional 267,492 shares of Common Stock. The additional shares are of the same class as other securities relating to the ESPP for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-207958) on November 12, 2015, is effective.

The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-207958) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                        Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the March 17, 2016.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Steven M. Paul, M.D.
Steven M. Paul, M.D.
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Steven Paul, M.D. and Jeff Goater as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Steven Paul, M.D.	President, Chief Executive Officer and Director	March 17, 2016
Steven Paul, M.D.	(Principal Executive Officer)

/s/ Jeff Goater	Chief Financial Officer	March 17, 2016
Jeff Goater	(Principal Financial and Accounting Officer)

/s/ Mark Levin	Director	March 17, 2016
Mark Levin

/s/ Jim Geraghty	Director	March 17, 2016
Jim Geraghty

/s/ Michael Higgins	Director	March 17, 2016
Michael Higgins

/s/ Perry A. Karsen	Director	March 17, 2016
Perry A. Karsen

/s/ Steven Hyman, M.D.	Director	March 17, 2016
Steven Hyman, M.D.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Specimen Common Stock Certificate of the registrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

4.2	Fifth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).
4.3	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).
4.4

Second Amended and Restated Investors’ Rights Agreement by and among the registrant and certain of its stockholders, dated April 10, 2015 (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of attorney (included on signature page).
99.2

2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

99.3	2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.12 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

*  Filed herewith.